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EXHIBIT 4.3

WARRANT AGREEMENT

        This Warrant Agreement (the "Agreement"), made and entered into as of            , 2002, by and between WORLDGATE COMMUNICATIONS, INC., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, as Warrant Agent (the "Warrant Agent"),

W  I  T  N  E  S  S  E  T  H    T  H  A  T:

        WHEREAS, in connection with the offering of up to 6,000,000 rights ("Rights"), each Right entitling the holder thereof to purchase for $        (U.S.) a Unit consisting of one share of Common Stock and one Redeemable Common Stock Purchase Warrant (the "Warrants") exercisable at $         (U.S.) per share through                        , 2005; and

        WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of Warrant Certificates, the exercise of the Warrants, and the rights of the holders thereof.

        NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants (the "Warrant Certificates") and the respective rights and obligations thereunder of the Company, the Registered Holders and the Warrant Agent, the parties hereto agree as follows.

        SECTION 1. DEFINITIONS.

        As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

        1.1. "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distribution of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 50,000,000 shares of Common Stock, $.01 par value, authorized.

        1.2. "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 59 Maiden Lane, Plaza Level, New York, New York 10038.

        1.3. "Exercise Date" shall mean the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the applicable Purchase Price.

        1.4. "Initial Warrant Exercise Date" shall mean the day after the expiration of the Rights, which date shall initially be                        , 2002.

        1.5. "Purchase Price" shall mean the purchase price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $        (U.S.) per share through the date that is the third anniversary of the Initial Warrant Exercise Date; subject to adjustment from time to time pursuant to the provisions of Section 8 hereof.

        1.6. "Registered Holder" shall mean the person in whose name any certificate representing Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

        1.7. "Transfer Agent" shall mean American Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.

        1.8. "Warrant Expiration Date" shall mean 5:00 p.m., New York City time, on                        , 2005, provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 p.m., New York City time, on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. Upon notice to the Registered Holder, the Company shall have the right to extend the warrant expiration date of the Warrants.

        SECTION 2. WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES.

        2.1. A Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

        2.2. Upon execution of this Agreement, the Company shall furnish the Warrant Agent with a sufficient quantity of blank Warrant Certificates and from time to time will renew such supply upon the reasonable request of the Warrant Agent. Such blank Warrant Certificates shall be properly signed by the Company authorized by law and in accordance with the Company's by-laws to sign such Warrant Certificates and, if requested by the Warrant Agent, shall bear the corporate seal or a facsimile thereof. Upon written order of the Company signed by its President and by its Secretary or an Assistant Secretary, the Warrant Certificates shall be manually countersigned and shall not be valid for any purpose unless so countersigned, issued and delivered by the Warrant Agent pursuant to this Agreement.

        2.3. From time to time, up to the Warrant Expiration Date, the Transfer Agent shall countersign and deliver stock certificates in required whole number denominations representing up to an aggregate of 6,000,000 shares of Common Stock, subject to adjustment as described herein, upon the exercise of the Warrants in accordance with this Agreement.

        2.4. From time to time, up to the applicable Warrant Expiration Date, the Warrant Agent shall countersign and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except

          (a) those initially issued hereunder;

          (b) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by the respective Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder;

          (c) those issued upon any transfer or exchange pursuant to Section 6;

          (d) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and

          (e) at the option of the Company, in such form as may be approved by its Board of Directors, to reflect any adjustment or change in the Purchase Price, or the number of shares of Common Stock purchasable upon exercise of the Warrants.

        SECTION 3. FORM AND EXECUTION OF WARRANT CERTIFICATES.

        3.1. The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form. Warrants shall be numbered serially with the letters WA.

        3.2. Warrant Certificates shall be properly signed on behalf of the Company by officers of the Company authorized by law and in accordance with the Company's by-laws to sign such Warrant Certificates, and shall have imprinted thereon a facsimile of the Company's seal. Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates or before countersignature by the Warrant Agent, such Warrant Certificate may be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After countersignature by the Warrant Agent, Warrant Certificates shall be delivered by the Warrant Agent to the Registered Holder without further action by the Company, except as otherwise provided by Section 4 hereof.

        SECTION 4. EXERCISE.

        4.1. Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the Common Stock deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date, the Warrant Agent shall deposit the proceeds received from the exercise of a Warrant and shall notify the Company in writing, by mail or by telecopy of the exercise of the Warrants. Promptly following, and in any event within three (3) days after the date of such notice from the Warrant Agent, the Warrant Agent, on behalf of the Company, shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a Warrant Certificate for any remaining unexercised Warrants of the Registered Holder) unless within 24 hours of the receipt of the notice, the Company shall instruct the Warrant Agent by telecopy to refrain from causing such issuance of Warrant Certificates pending clearance of checks received in payment of the Purchase Price pursuant to such Warrants. Upon the exercise of any Warrant and clearance of the funds received, the Warrant Agent shall promptly remit the payment received for the Warrant to the Company or as the Company may direct in writing.

        4.2. If a Warrant Certificate is surrendered for exercise within any period during which the transfer books for the Company's common stock or other securities purchasable upon the exercise of Warrants are closed for any reason, the Company shall not be required to make delivery of certificates for the securities purchasable upon such exercise until the date of the reopening of said transfer books.

        SECTION 5. RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC.

        5.1. The Company's Certificate of Incorporation, as amended, authorizes the issuance of 50,000,000 shares of Common Stock. As of September 9, 2002, the Company had outstanding 23,576,243 shares of Common Stock. The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge); and that upon issuance, such shares shall be listed on the Nasdaq

Stock Market or each national securities exchange, if any, on which the other shares of outstanding Common Stock of the Company are then listed.

        5.2. The Company covenants that if any securities to be reserved for the purpose of exercise of Warrants hereunder require registration with, or approval of, any governmental authority under any Federal securities law before such securities may be validly issued or delivered upon such exercise, then the Company will in good faith and as expeditiously as reasonably possible, endeavor to secure such registration or approval. The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws. With respect to any such securities, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful. The Warrant Agent will not have any duty or responsibility for determining if the registration would be unlawful.

        5.3. The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

        5.4. The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock required upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of the Transfer Agent of the Company for shares of Common Stock issuable upon exercise of the Warrants.

        SECTION 6. EXCHANGE AND REGISTRATION OF TRANSFER.

        6.1. Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its corporate office, and upon satisfaction of the terms and provisions hereof, the Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

        6.2. The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration or transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants of the same class.

        6.3. With respect to all Warrant Certificates presented for registration or transfer, or for exchange or exercise, the Warrant Agent shall from time to time register the transfer, exchange or exercise of any outstanding Warrant Certificate upon records maintained by the Warrant Agent for such purpose upon surrender of such Warrant Certificate to the Warrant Agent, accompanied by appropriate instruments of transfer in form satisfactory to the Company and the Warrant Agent and duly executed by the Registered Holder or a duly authorized attorney.

        6.4. A service charge may be imposed by the Warrant Agent for registration or transfer or for exchange of Warrant Certificates. In addition, the Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

        6.5. All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation as Warrant Agent, or, disposed of or destroyed, at the direction of the Company, within the retention guidelines prescribed by any Federal, State or banking regulatory authority.

        6.6. Prior to due presentment for registration or transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

        SECTION 7. LOSS OR MUTILATION.

        7.1. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bona fide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants of that same class. Applicants for a substitute Warrant Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

        SECTION 8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES OF COMMON STOCK OR WARRANTS.

        8.1. The Company may elect, upon any adjustment of the Purchase Price hereunder, to adjust the number of Warrants of each or any class outstanding, in lieu of the adjustment in the number of shares of Common Stock purchasable upon the exercise of each Warrant as hereinabove provided, so that each Warrant outstanding after such adjustment shall represent the right to purchase one share of Common Stock. Each Warrant held of record prior to such adjustment of the number of Warrants of each or any class shall become that number of Warrants (calculated to the nearest tenth) determined by multiplying the number one by a fraction, the numerator of which shall be the Purchase Price in effect immediately prior to such adjustment and the denominator of which shall be the Purchase Price in effect immediately after such adjustment. Upon each adjustment of the number of Warrants pursuant to this Section 8.1, the Company shall, as promptly as practicable, cause to be distributed to each Registered Holder of Warrant Certificates on the date of such adjustment Warrant Certificates evidencing, subject to Section 9 hereof, the number of additional Warrants of each class to which such Registered Holder shall be entitled as a result of such adjustment or, at the option of the Company, cause to be distributed to such Registered Holder in substitution and replacement for the Warrant Certificates held by him prior to the date of adjustment (and upon surrender thereof, if required by the Company) new Warrant Certificates evidencing the number of Warrants of each class to which such Registered Holder shall be entitled after such adjustment.

        8.2. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as, or substantially as, an entirety (other than a sale/leaseback, mortgage or other financing transaction), the Company shall cause effective provision to be made so that:

          (a) each holder of a Warrant then outstanding shall have the right thereafter, by exercising such Warrant, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of such Warrant immediately prior to such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8.2; and

          (b) new management of the Company will be obligated to maintain a current prospectus with respect to the Warrants until the Warrant Expiration Date. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

        8.3. If and whenever the Company shall grant to the holders of Common Stock, as such, rights or warrants to subscribe for or to purchase, or any options for the purchase of, Common Stock or securities convertible into or exchangeable for or carrying a right, warrant or option to purchase Common Stock, the Company shall concurrently therewith grant to each of the then Registered Holders of the Warrants all of such rights, warrants or options to which each such holder would have been entitled if, on the date of determination of stockholders entitled to the rights, warrants or options being granted by the Company, such holder were the holder of record of the number of whole shares of Common Stock then issuable upon exercise (assuming, for purposes of this Section 8.3, that exercise of Warrants is permissible during periods prior to the Initial Warrant Exercise Date) of his Warrants. Such grant by the Company to the holders of the Warrants shall be in lieu of any adjustment which otherwise might be called for pursuant to this Section 8.

        8.4. Irrespective of any adjustments or changes in the Purchase Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, the Warrant Certificates theretofore and thereafter issued shall, unless the Company shall exercise its option to issue new Warrant Certificates pursuant to Section 2.4 hereof, continue to express the Purchase Price per share, and the number of shares purchasable thereunder in the Warrant Certificates when the same were originally issued.

        8.5. After each adjustment of the Purchase Price pursuant to this Section 8, the Company will promptly prepare a certificate signed by the President and by the Secretary or an Assistant Secretary, of the Company setting forth:

          (a) the Purchase Price as so adjusted,

          (b) the number of shares of Common Stock purchasable upon exercise of each Warrant after such adjustment, and, if the Company shall have elected to adjust the number of Warrants, the number of Warrants to which the Registered Holder of each Warrant shall then be entitled, and

          (c) a brief statement of the facts accounting for such adjustment. The Company will promptly file such certificate with the Warrant Agent and cause a brief summary thereof to be sent by ordinary first class mail to each registered holder of Warrants at his last address as it shall appear on the registry books of the Warrant Agent. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity thereof except as to the Registered Holder to whom the Company failed to mail such notice, or except as to the Registered Holder whose notice was defective. The affidavit of an officer of the Warrant Agent or the Secretary or an Assistant Secretary of the Company that such notice has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

        8.6. As used in this Section 8, the term "Common Stock" shall mean and include the Company's Common Stock authorized on the date of the original issue of the Warrants and shall also include any capital stock of any class of the Company thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary liquidation, dissolution or winding up of the Company; provided, however, that the shares issuable upon exercise of the Warrants shall include only shares of such class designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of the Warrants or (i), in the case of any reclassification, change, consolidation, merger, sale or conveyance of the character referred to in Section 8.2 hereof, the stock, securities or property provided for in such section or (ii), in the case of any reclassification or change in the outstanding shares of Common Stock issuable upon exercise of the Warrants as a result of a subdivision or combination or consisting of a change in par value, or from par value to no par value, or from no par value to par value, such shares of Common Stock as so reclassified or changed.

        8.7. Any determination as to whether an adjustment in the Purchase Price in effect hereunder is required pursuant to Section 8, or as to the amount of any such adjustment, if required, shall be binding upon the holders of the Warrants and the Company if made in good faith by the Board of Directors of the Company.

        8.8. The Warrant Agent assumes no responsibility for any determination under this Section and will act only in accordance with the written directions of the Company and its counsel.

        SECTION 9. FRACTIONAL WARRANTS AND FRACTIONAL SHARES.

        9.1. If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

          (a) If the Common Stock is listed on a National Securities Exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market, the current value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange; or

          (b) If the Common Stock is not listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

          (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

        SECTION 10. REDEMPTION OF WARRANTS.

        10.1. The Warrants are redeemable by the Company, in whole or in part, on not less than thirty (30) days' prior written notice at a redemption price of $.01 per Warrant, provided the closing sale price of the Common Stock as reported on the Nasdaq Stock Market ("Nasdaq"), if traded thereon, or if not traded thereon, the last reported sale price on the Over the Counter Bulletin (or other reporting system that provides last sale prices), has been at least 300% of the then current Purchase Price for 30 consecutive trading days, subject to the right of the Registered Holder to exercise such Warrants prior to redemption. Any redemption in part shall be made pro rata to all Registered Holders.

        10.2. In the event the Company exercises it right to redeem the Warrants, it shall give or cause to be given notice to the Registered Holders by mailing to such Registered Holder a notice of redemption at their respective addresses appearing in the Warrant register. Any such notice mailed in the manner provided herein shall be conclusively presumed to have been duly given in accordance with this Agreement whether or not the Registered Holder receives such notice. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (i) to whom notice was not mailed or (ii) whose notice was defective. An affidavit of the Warrant Agent or the Secretary or Assistant Secretary of the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Registered Holders will have exercise rights until the close of business on the day immediately preceding the date fixed for redemption.

        SECTION 11. WARRANT HOLDERS NOT DEEMED STOCKHOLDERS.

        11.1. No Registered Holder shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Registered Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Registered Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

        SECTION 12. RIGHTS OF ACTION.

        12.1. All rights of action with respect to this Agreement are vested in the respective Registered Holders, and any Registered Holder, without consent of the Warrant Agent or of the holder of any other Warrant, may, in his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

        SECTION 13. AGREEMENT OF WARRANT HOLDERS.

        13.1. Every Registered Holder, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

        13.2. The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

        13.3. The Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in Section 6 hereof.

        SECTION 14. CANCELLATION OF WARRANT CERTIFICATES.

        14.1. If the Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be delivered to the Warrant Agent and canceled by it and retired.

        SECTION 15. CONCERNING THE WARRANT AGENT.

        15.1. The Warrant Agent shall act hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

        15.2. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Purchase Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

        15.3. The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel. Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the President, its Secretary, or Assistant Secretary (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

        15.4. The Company agrees to pay the Warrant Agent compensation for its services hereunder and to reimburse it for its expenses hereunder in accordance with the fees listed on Schedule I attached hereto; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

        15.5. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), after giving 60 days' prior written notice to the Company. At least 30 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new Warrant Agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

        15.6. Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

        15.7. The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

        SECTION 16. MODIFICATION OF AGREEMENT.

        16.1. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem it appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the Registered Holders; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders representing not less than 50% of the Warrants of each class then outstanding; and provided, however, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Purchase Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed.

        SECTION 17. NOTICES.

        17.1. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 3190 Tremont Avenue, Suite 100, Trevose, Pennsylvania 19053, attention: Randall J. Gort, Esquire, or at such other address as may have been furnished to the Warrant Agent in writing by the Company; if to the Warrant Agent, at its corporate office.

        SECTION 18. GOVERNING LAW.

        18.1. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

        SECTION 19. BINDING EFFECT.

        19.1. This Agreement shall be binding upon and inure to the benefit of the Company and, the Warrant Agent and their respective successors and assigns, and the Registered Holders Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

        SECTION 20. TERMINATION.

        20.1. This Agreement shall terminate at the close of business on the Expiration Date of the Warrant or such earlier date upon which all Warrants have been exercised, except that the Warrant Agent shall account to the Company for cash held by it and the provisions of Section 14 hereof shall survive such termination.

        SECTION 21. COUNTERPARTS.

        21.1. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

        [Remainder of page intentionally left blank.]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WORLDGATE COMMUNICATIONS, INC.
By:
Name
Title:
AMERICAN STOCK TRANSFER & TRUST COMPANY
By:
Name
Title:

EXHIBIT A

EXERCISABLE AT ANY TIME AT OR PRIOR TO
5:00 P.M. NEW YORK CITY TIME
ON                        , 2005

No. WA -	CUSIP

WARRANT CERTIFICATE

WORLDGATE COMMUNICATIONS, INC.
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

            Common Stock Purchase Warrants

VOID AFTER                        , 2005

        This certifies that

  or registered assigns is the registered holder of the number of Warrants set forth above, and is entitled, upon surrender of this Warrant Certificate at the office of American Stock Transfer & Trust Company, Warrant Agent (or any successor as such Warrant Agent), in the City of New York, State of New York, at any time on or after the date hereof and prior to 5:00 p.m. New York City time on                        , 2005, to purchase one share of Common Stock, par value $0.01, of WorldGate Communications,  Inc., a Delaware corporation (the "Company") at the price of $     per whole share.

        To exercise the Warrants represented by this Warrant Certificate the form of election to purchase on the reverse hereof must be duly executed and the accompanying instructions for the registration and delivery of the stock must be filled in.

        If the Warrants evidenced by this Warrant Certificate remain outstanding at the expiration of the period during which Warrants are exercisable, as set forth in the first paragraph of this Warrant Certificate, such Warrants shall thereupon be deemed null and void.

        No fractional shares of Common Stock will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Warrant Agreement.

        No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof. No holder shall be entitled to any rights of a stockholder of the Company prior to exercise hereof, by virtue of ownership of the Warrants including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company or to receive any notice except as provided in the Warrant Agreement.

        This Warrant Certificate shall not be valid until countersigned by the Warrant Agent.

        [Remainder of page intentionally left blank.]

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        IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or by facsimile, by two of its officers duly executed and a facsimile of its corporate seal to be imprinted hereon.

WORLDGATE COMMUNICATIONS, INC.
Date:		By:	Hal M. Kreisbergh Chairman of the Board and Chief Executive Officer
		By:	Randall J. Gort Vice President, General Counsel and Secretary
Countersigned:
AMERICAN STOCK TRANSFER & TRUST COMPANY
By:	Name: Title:

WORLDGATE COMMUNICATIONS, INC.

        The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to a Warrant Agreement dated as of                         , 2002 (the "Warrant Agreement"), duly executed and delivered by the Company to American Stock Transfer & Trust Company, Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference and made part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holder" or "holders" meaning the registered holder or registered holders) of the Warrants, and a copy of which Warrant Agreement will be available at the office of the Warrant Agent.

        The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering the Warrant Certificate, with the Form of Exercise set forth hereon properly completed and executed, together with payment of the Exercise Price at the time in effect, to the Company at the principal office of the Warrant Agent in New York. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof, or his assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.

        The Expiration date may be extended by the Company in its sole discretion from time to time without notice to the registered holders of the Warrant Certificates.

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        The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price may, subject to certain conditions, be adjusted or modified, as provided in the Warrant Agreement.

        This Warrant Certificate is transferable, in whole or in part, on the register maintained by the Company at the principal office of the Warrant Agent for such purpose, upon surrender of this Warrant Certificate at the office of the Warrant Agent, together with a written assignment of the Warrant Certificate, on the Form of Assignment set forth hereon or in other form satisfactory to the Warrant Agent, duly executed by the holder or his duly appointed legal representative, and together with funds to pay any transfer taxes payable in connection with such transfer. Upon surrender and payment, a new Warrant Certificate shall be issued and delivered, in the name of the assignee and in the denomination or denominations specified in such instrument of assignment. If less than all of the Warrant Certificate is being transferred, a new Warrant Certificate or Certificates shall be issued for the portion of the Warrant Certificate not being transferred.

        The Company shall make no service or other charge in connection with any such transfer or exchange of this Warrant Certificate, except for any transfer taxes payable in connection therewith.

        The Company and the Warrant Agent may deem and treat the registered holder hereof as an absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or any other writing made hereon by anyone), for the purpose of any exercise or conversion hereof, any distribution to the holder hereof, and for all other purposes and neither the Company nor the Warrant Agent shall be effected by any notice to the contrary.

ELECTION TO EXERCISE
To be executed upon exercise of Warrant

        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase    shares of Common Stock and herewith tenders payment for such Common Stock to the order of WorldGate Communications, Inc. in the amount of $            . In accordance with the terms hereof, the undersigned requests that a certificate for such WorldGate Communications, Inc. Common Stock be registered in the name of

Name (Please Print)
Whose address is
Address (Please Print)
Delivery Address (if different)(Please Print)

3

        If said number of shares of Common Stock is less than all of the Common Stock purchaseable hereunder, the undersigned requests a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of

Name (Please Print)
Whose address is
Address (Please Print)
Delivery Address (if different)(Please Print)
Dated	Signature (Signature must conform in all respects to the name of the holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Taxpayer Identification Number of Holder)

Signature Guaranteed:

ASSIGNMENT
To be executed to transfer the Warrant Certificate

        FOR VALUE RECEIVED                        hereby sells, assigns and transfers unto                        , whose address is                        this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                        attorney to transfer the within Warrant Certificate on the books of the within-named Corporation, with full power of substitution.

Dated	Signature (Signature must conform in all respects to the name of the holder as specified on the face of the Warrant Certificate.)

(Insert Social Security or Taxpayer Identification Number of Holder)

Signature Guaranteed:

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  EXHIBIT 4.3
WARRANT AGREEMENT